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                                                                     Exhibit 5.1



                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]



                                 March 18, 2003

Elite Information Group, Inc.
5100 West Goldleaf Circle, Suite 100
Los Angeles, California  90056


Ladies and Gentlemen:

        We refer to the Registration Statement, as amended (the "Registration Statement"), of Elite Information Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 620,000 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), that may be issued in accordance with the Company's 1996 Stock Option Plan (the "Plan"). We have examined the Restated Certificate of Incorporation and Restated Bylaws of the Company, minutes of applicable meetings or consent actions of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

        Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when issued and sold as contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and nonassessable.

        We have assumed that the Company and those persons purchasing Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges that have jurisdiction, will be effected in accordance with their respective requirements and that approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares.

        The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act of 1933, as amended, and the Company's Restated Certificate of Incorporation and Restated Bylaws not being further amended prior to the issuance of any Shares after the date hereof.

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        We hereby consent to the filing of this opinion as an exhibit to said
Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

        This opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the laws of any other state or jurisdiction.

                                        Very truly yours,

                                        /s/ Robinson, Bradshaw & Hinson, P.A.

                                        ROBINSON, BRADSHAW & HINSON, P.A.